Exhibit 10.30

Loan Agreement

(English Translation)

Lender (Party A): Yongxin Liu
Borrower (Party B): Changchun Yongxin Dirui Medical Co., Ltd.

This Loan Agreement (the “Agreement”) is hereby entered into by and between the above-mentioned parties.

1.	Party B agrees to borrow and Party A agrees to provide a loan in the principal amount of RMB 9,000,000 (the “Loan”).

2.	The repayment period for the Loan is from January 25, 2008 to January 24, 2011. No interest shall accrue on the Loan.

3.	Party B guarantees that Party B will repay the loan within the time period prescribed in the Agreement.

4.	If Party B fails to repay the loan within the time period prescribed in the Agreement, Party A shall have the right to seek repayment as permitted by law.

5.	The parties may enter into a supplemental agreement for any unsettled matters.

6.	Any supplemental agreement entered into by and between the parties shall have the equal authority with this Agreement.

7.	This Agreement is executed into two duplicates. Each party shall hold one duplicate.

Lender (Party A): /s/ Yongxin Liu
Borrower (Party B): Changchun Yongxin Dirui Medical Co., Ltd. (corporate seal)

Date: January 25, 2008